M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Senior Director, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

Edison, New Jersey—July 29, 2010—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2010.

Recent highlights include:

-	Reported funds from operations of $0.71 per diluted share;

-	Reported net income of $0.24 per diluted share; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2010 amounted to $66.1 million, or $0.71 per share.  For the six months ended June 30, 2010, FFO available to common shareholders equaled $132.6 million, or $1.43 per share.

Net income available to common shareholders for the second quarter 2010 equaled $18.7 million, or $0.24 per share.  For the six months ended June 30, 2010, net income available to common shareholders amounted to $33.2 million, or $0.42 per share.

Total revenues for the second quarter 2010 were $202.8 million.  For the six months ended June 30, 2010, total revenues amounted to $397.4 million.

All per share amounts presented above are on a diluted basis.

The Company had 79,398,646 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 13,099,906 common operating partnership units outstanding as of June 30, 2010. The Company had a total of 92,498,552 common shares/common units outstanding at June 30, 2010.

As of June 30, 2010, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of 6.81 percent.

The Company had a debt-to-undepreciated assets ratio of 37.8 percent at June 30, 2010. The Company had an interest coverage ratio of 2.8 times for the quarter ended June 30, 2010.

"Market fundamentals remain under considerable pressure given the lack of meaningful job growth or corporate expansion. Notwithstanding these challenges, we have been successful in maintaining a high portfolio occupancy rate of 88.9 percent, including completing several major lease transactions that enhance the stability of our cash flows," commented Mitchell E. Hersh, president and chief executive officer.

DIVIDENDS

In May, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the second quarter 2010, which was paid on July 9, 2010 to shareholders of record as of July 6, 2010.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period April 15, 2010 through July 14, 2010.  The dividend was paid on July 15, 2010 to shareholders of record as of July 6, 2010.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 88.9 percent leased at June 30, 2010, as compared to 88.8 percent leased at March 31, 2010.

For the quarter ended June 30, 2010, the Company executed 141 leases at its consolidated in-service portfolio totaling 1,305,847 square feet, consisting of 1,020,537 square feet of office space, 269,710 square feet of office/flex space, 8,000 square feet of retail space and 7,600 square feet of industrial space.  Of these totals, 402,544 square feet were for new leases and 903,303 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
National Union Fire Insurance Company of Pittsburgh, PA (NUFIC), a subsidiary of the American International Group, Inc. (AIG), signed a five-year four-month lease renewal for 271,533 square feet at 101 Hudson Street in Jersey City.

-	Also at 101 Hudson Street, accounting firm PricewaterhouseCoopers LLP, signed a five-year renewal for 44,944 square feet. The 1,246,283 square-foot office building is 97.4 percent leased.

-
Hanul Corporation, a third party shipping and return goods management company, signed a new five-year four-month lease for 96,000 square feet at Mack-Cali Airport, located at 200 Riser Road in Little Ferry.  The 286,628 square-foot office building is 100 percent leased.

-
Coram Alternate Site Services, Inc., a provider of home health care, signed a five-year nine-month renewal for 26,125 square feet at 11 Commerce Way in Totowa.  The 47,025 square-foot office/flex building, located in Mack-Cali Commercenter, is 100 percent leased.

-	New Cingular Wireless PCS LLC, signed a five-year renewal for 27,766 square feet at 120 West Passaic Street in Rochelle Park. The 52,000 square-foot office building is 99.6 percent leased.

-
Malcolm Pirnie Inc., an environmental engineering consulting firm, signed a seven-year two-month renewal for 26,114 square feet at 17-17 Route 208 North in Fair Lawn.  The 143,000 square-foot office building is 100 percent leased.

-
PBF Holding Company, LLC, a petroleum refinery operator, signed a five-year two-month new lease for 15,620 square feet at One Sylvan Way in Parsippany.  Located in the Mack-Cali Business Campus, the 150,557 square-foot office building is 60.3 percent leased.

CENTRAL NEW JERSEY:

-	Cellco Partnership, dba Verizon Wireless, signed a five-year renewal for 63,213 square feet at 51 Imclone Drive in Branchburg, where it occupies the full building.

-
Meridian Health Realty Corporation, a subsidiary of healthcare provider Meridian Health, signed an eight-year renewal for 46,362 square feet at 1350 Campus Parkway, Wall Township. The 79,747 square-foot office building, located in Monmouth Shores Corporate Park, is 99.9 percent leased.

-
Allstate Insurance Company signed two renewal transactions totaling 53,417 square feet, including a seven-year three-month renewal for 35,973 square feet at 1325 Campus Parkway, located at Monmouth Shores Corporate Park in Wall Township, where it occupies the entire building.  Allstate also signed a seven-year three-month renewal for 13,538 square feet and an eight-year one-month expansion for 3,906 square at 65 Jackson Drive in Cranford.  The 82,778 square-foot office building, located in Cranford Business Park, is 100 percent leased. In addition to the Central New Jersey transactions, Allstate also renewed 4,456 square feet for three years at 61 South Paramus Road in Paramus, New Jersey and 4,014 square feet at 6411 Ivy Lane in Greenbelt, Maryland for five years and four months.

WESTCHESTER COUNTY, NEW YORK:

-
 Reliance Standard Life Insurance Company signed a transaction totaling 19,401 square feet, representing a three-year four-month renewal of 16,302 square feet and a five-year expansion of 3,099 square feet at 7 Skyline Drive in Hawthorne.  The 109,000 square-foot office building, located in Mid-Westchester Executive Park, is 100 percent leased.

-
Also in Mid-Westchester Executive Park, UTC Fire & Security Corporation, a fire safety and security solutions provider, signed a new seven-year lease for 15,246 square feet at 6 Skyline Drive in Hawthorne.  The 44,155 square-foot office/flex building is 100 percent leased.

SUBURBAN PHILADELPHIA:

-
Medical staffing provider, Bayada Nurses Inc., signed a new six-year seven-month lease for 16,215 square feet at 5 Terri Lane in Burlington Township, NJ.  The 74,555 square-foot office/flex building, located in Bromley Commons business park, is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2010 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.10.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2010, as follows:

Full Year
2010 Range
Net income available to common shareholders	$0.68 - $0.78
Add: Real estate-related depreciation and amortization	2.10
Deduct: Gain on disposition of rental property	(0.05)
Funds from operations available to common shareholders	$2.73 - $2.83

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, July 29, 2010 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=3213261

The live conference call is also accessible by calling (913) 312-4373 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on July 29, 2010 through August 5, 2010.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 1324646.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2010 Form 10-Q:
http://www.mack-cali.com/file-uploads/2nd.quarter.10q.10.pdf

Second Quarter 2010 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.10.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 287 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 32.9 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
Revenues	2010	2009	2010	2009
Base rents	$149,692	$152,891	$302,385	$301,022
Escalations and recoveries from tenants	25,837	24,623	51,956	52,390
Construction services	22,357	4,794	33,219	8,705
Real estate services	1,669	2,116	3,646	4,642
Other income	3,230	3,399	6,162	6,350
Total revenues	202,785	187,823	397,368	373,109

Expenses
Real estate taxes	25,912	23,293	48,073	46,565
Utilities	16,409	15,956	36,235	36,653
Operating services	28,073	26,619	56,754	54,261
Direct construction costs	21,411	4,296	31,704	8,010
General and administrative	8,658	10,651	17,072	20,708
Depreciation and amortization	47,474	49,240	95,964	97,083
Total expenses	147,937	130,055	285,802	263,280
Operating income	54,848	57,768	111,566	109,829

Other (Expense) Income
Interest expense	(37,335)	(33,205)	(76,406)	(65,701)
Interest and other investment income	18	187	39	383
Equity in earnings (loss) of unconsolidated joint ventures	260	(1,922)	(262)	(7,036)
Gain on reduction of other obligations	--	1,693	--	1,693
Total other (expense) income	(37,057)	(33,247)	(76,629)	(70,661)
Income from continuing operations	17,791	24,521	34,937	39,168
Discontinued Operations:
Income from discontinued operations	11	104	242	54
Realized gains (losses) and unrealized losses on disposition of rental property, net	4,447	--	4,447	--
Total discontinued operations, net	4,458	104	4,689	54
Net income	22,249	24,625	39,626	39,222
Noncontrolling interest in consolidated joint ventures	86	135	173	767
Noncontrolling interest in Operating Partnership	(2,475)	(3,869)	(4,897)	(6,506)
Noncontrolling interest in discontinued operations	(635)	(17)	(668)	(8)
Preferred stock dividends	(500)	(500)	(1,000)	(1,000)
Net income available to common shareholders	$18,725	$20,374	$33,234	$32,475

PER SHARE DATA:
Basic earnings per common share	$0.24	$0.28	$0.42	$0.46

Diluted earnings per common share	$0.24	$0.28	$0.42	$0.46

Basic weighted average shares outstanding	79,203	73,903	79,089	70,214

Diluted weighted average shares outstanding	92,489	88,000	92,482	84,480

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income available to common shareholders	$18,725	$20,374	$33,234	$32,475
Add: Noncontrolling interest in Operating Partnership	2,475	3,869	4,897	6,506
Noncontrolling interest in discontinued operations	635	17	668	8
Real estate-related depreciation and amortization on continuing operations (1)	48,373	51,741	97,844	104,673
Real estate-related depreciation and amortization on discontinuing operations	302	475	409	905
Deduct: Discontinued operations-Realized (gains) losses and unrealized losses on disposition of rental property	(4,447)	--	(4,447)	--
Funds from operations available to common shareholders (2)	$66,063	$76,476	$132,605	$144,567

Diluted weighted average shares/units outstanding (3)	92,489	88,000	92,482	84,480

Funds from operations per share/unit – diluted	$0.71	$0.87	$1.43	$1.71

Dividends declared per common share	$0.45	$0.45	$0.90	$0.90

Dividend payout ratio:
Funds from operations-diluted	63.00%	51.78%	62.77%	52.59%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,127	$2,005	$4,113	$3,614
Tenant improvements and leasing commissions	$10,584	$8,098	$18,552	$16,123
Straight-line rent adjustments (4)	$1,028	$1,888	$3,316	$3,275
Amortization of (above)/below market lease intangibles, net (5)	$377	$1,545	$984	$3,654
Gain on reduction of other obligations	--	$1,693	--	$1,693
Impairment charge included in equity in earnings (loss) (6)	--	--	--	$4,010

(1)
Includes the Company’s share from unconsolidated joint ventures of $1,242 and $2,605 for the quarter ended June 30, 2010 and 2009, respectively, and $2,348 and $7,776 for the six months ended June 30, 2010 and 2009, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
 Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,155 shares and 14,097 shares for the quarter ended quarter ended June 30, 2010 and 2009, respectively, and 13,259 and 14,266 for the six months ended June 30, 2010 and 2009, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)
 Includes the Company’s share from unconsolidated joint ventures of $12 and $64 for the quarter ended June 30, 2010 and 2009, respectively, and $37 and $223 for the six months ended June 30, 2010 and 2009, respectively.

(5)
 Includes the Company’s share from unconsolidated joint ventures of $9 and $135 for the quarter ended quarter ended June 30, 2010 and 2009, respectively, and $17 and $574 for the six months ended June 30, 2010 and 2009, respectively.

(6)	Noncontrolling interest in consolidated joint ventures share of loss was $587.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
and Funds from Operations Excluding Certain Non-Cash Items Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income available to common shareholders	$0.24	$0.28	$0.42	$0.46
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.52	0.59	1.06	1.24
Real estate-related depreciation and amortization on discontinued operations	--	0.01	--	0.01
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property	(0.05)	--	(0.05)	--
Noncontrolling interest / rounding adjustment	--	(0.01)	--	--
Funds from operations available to common shareholders (2)	$0.71	$0.87	$1.43	$1.71
Add: Non-cash impairment charge from equity in earnings (loss) in unconsolidated joint ventures	--	--	--	0.04
Deduct: Non-cash gain from reduction of other obligations	--	(0.02)	--	(0.02)
FFO Excluding Items	$0.71	$0.85	$1.43	$1.73

Dividend payout ratio for FFO Excluding Items	63.00%	52.95%	62.77%	51.97%

Diluted weighted average shares/units outstanding (3)	92,489	88,000	92,482	84,480

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.03 for the quarter ended June 30, 2010 and 2009, respectively, and $0.03 and $0.09 for the six months ended June 30, 2010 and 2009, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion , see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,155 shares and 14,097 shares for the quarter ended June 30, 2010 and 2009, respectively, and 13,259 shares and 14,266 for the six months ended June 30, 2010 and 2009, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	June 30,	December 31,
	2010	2009
Assets:
Rental property
Land and leasehold interests	$770,239	$771,794
Buildings and improvements	3,949,892	3,948,509
Tenant improvements	448,799	456,547
Furniture, fixtures and equipment	9,316	9,358
	5,178,246	5,186,208
Less-accumulated deprec. & amort.	(1,207,917)	(1,153,223)
Net investment in rental property	3,970,329	4,032,985
Cash and cash equivalents	140,990	291,059
Investments in unconsolidated joint ventures	35,998	35,680
Unbilled rents receivable, net	122,601	119,469
Deferred charges and other assets, net	216,809	213,674
Restricted cash	19,320	20,681
Accounts receivable, net	11,623	8,089

Total assets	$4,517,670	$4,721,637

Liabilities and Equity:
Senior unsecured notes	$1,432,944	$1,582,434
Mortgages, loans payable and other obligations	733,874	755,003
Dividends and distributions payable	42,124	42,109
Accounts payable, accrued expenses and other liabilities	121,404	106,878
Rents received in advance and security deposits	50,787	54,693
Accrued interest payable	35,735	37,330
Total liabilities	2,416,868	2,578,447
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
79,398,646 and 78,969,752 shares outstanding	793	789
Additional paid-in capital	2,286,633	2,275,716
Dividends in excess of net earnings	(508,221)	(470,047)
Total Mack-Cali Realty Corporation stockholders’ equity	1,804,205	1,831,458

Noncontrolling interests in subsidiaries:
Operating Partnership	293,549	308,703
Consolidated joint ventures	3,048	3,029
Total noncontrolling interests in subsidiaries	296,597	311,732

Total equity	2,100,802	2,143,190

Total liabilities and equity	$4,517,670	$4,721,637